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                                                                   EXHIBIT 10.2

                                                                      APPENDIX B

                               USA NETWORKS, INC.

                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


      1. PURPOSE. The purpose of the USA Networks, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan") is to provide non-employee Directors of USA Networks, Inc. (or any successor thereto) (the "Company") with an opportunity to defer certain compensation earned as a Director.

      2. EFFECTIVE DATE. The Plan shall become effective upon approval by both the Board of Directors and the stockholders of the Company.

      3. ELIGIBILITY. Any Director of the Company who is not an employee of the Company or of any subsidiary or affiliate of the Company is eligible to participate in the Plan.

      4.    ELECTION TO DEFER COMPENSATION.

            a. TIME OF ELIGIBILITY. An election to defer compensation shall be made by a nominee for election as a Director who is not then serving as a Director prior to the time of election to the Board for the relevant elected term and prior to the right to receive any compensation with respect to such term. A Director who has not previously elected to defer receipt of compensation or who has subsequently discontinued such election may elect to defer compensation by giving notice prior to November 1 of each year, but any such election shall only be effective for compensation payable during the calendar year following such notice and thereafter. An election shall continue in effect until the end of the participant's service as a Director or until the end of the calendar year during which the Director gives the Company written notice of the discontinuance of the election, whichever shall occur first. Such a notice of discontinuance shall operate prospectively from the first day of the calendar year following the giving of notice referred to in the preceding sentence, and compensation payable during any subsequent calendar year shall not be deferred (absent any timely future deferral election), but compensation theretofore deferred shall continue to be withheld and shall be paid in accordance with the notice of election pursuant to which it was withheld.

            b. AMOUNT OF DEFERRAL. A participant may only elect to defer receipt of all or a specified portion of the annual retainer fee receivable by such Director for service as a Director of the Company, but not any other compensation or expense reimbursement.

            c. MANNER OF ELECTING DEFERRAL. A participant shall elect to defer compensation by giving written notice to the Company in the form attached hereto as Exhibit A. Such notice shall include:

            (i)   the percentage or amount of compensation to be deferred;

            (ii) an allocation of the deferral between the "Cash Fund" or "Share Units"; and

            (iii) an election of a lump-sum payment or of a number of annual installments (not to exceed five) for the payment of the deferred compensation (plus the amounts credited under Section 5), such lump-sum payment or the first installment payment occurring on the later of January 15 of the year following the year in which service as a Director terminates or six months from the date on which service as a Director terminates.

      5. DEFERRED COMPENSATION ACCOUNT. The Company shall establish a deferred compensation account (the "Account") for each participant.


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            (i)   For amounts deferred to the Cash Fund, the Account will be credited as follows:

            (a) at the time such amount would otherwise be payable, with the amount of any compensation, receipt of which the participant has elected to defer, and

            (b) at the end of each calendar year or initial or terminal portion of a year, with deemed interest, at an annual rate equivalent to the weighted average prime or base lending rate of The Chase Manhattan Bank (or any successor thereto) for the relevant year or portion thereof (the "Interest Equivalents"), upon the average daily balance in the Account during such year or portion thereof.

            (ii) For amounts deferred to Share Units, the Account will be credited as follows:

            (a) at the time such amount would otherwise be payable, with the amount of any compensation, receipt of which the participant has elected to defer. Such amount shall be converted on such date to a number of Share Units (computed to the nearest 1/1000 of a share) equal to the number of shares of common stock, par value $.01 per share ("Common Stock"), of the Company which theoretically could have been purchased on such date with such amount, using the last sale price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on The Nasdaq Stock Market's National Market System ("Nasdaq"), or, if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded;

            (b) on each date on which a dividend is paid on the Common Stock, with the number of Share Units (computed to the nearest 1/1000 of a share) which theoretically could have been purchased with the amount of dividends payable on the number of shares equal to the number of Share Units in the participant's Account immediately prior to the payment of such dividend; the number of additional Share Units shall be calculated as in 5(ii) (a) above; and

            (c) on the date of any stock split or stock dividend, with the number of Shares Units necessary for an equitable adjustment.

      6. VALUE OF DEFERRED COMPENSATION ACCOUNTS. The value of each participant's Account on any date shall consist of (i) in the case of the Cash Fund, the sum of the compensation deferred in accordance with paragraph 4(c) above and the Interest Equivalents credited through such date, and (ii) in the case of the Share Units, the market value of the corresponding number of shares of Common Stock on such date, determined using the last sale price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on Nasdaq, or if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded. The Account balances shall be credited with Interest Equivalents or additional Share Units for so long as there is an outstanding balance in the Account. As promptly as practicable following the close of each calendar year a statement shall be sent to each participant as to the balance in the participant's Account as of the end of such year.

      7. PAYMENT OF DEFERRED COMPENSATION. No payment may be made from a participant's Account except as follows:

            a. The balance in a participant's Account in the Cash Fund shall be paid in cash in the manner elected in accordance with the provisions of paragraph 4(c) above. If annual installments are elected, the amount of the first payment shall be a fraction of the balance in the participant's Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the balance in the participant's Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. Each payment pursuant to this paragraph 7(a) shall include Interest Equivalents, but only on the amount being paid, from the preceding December 31 to the date of payment.


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            b.    The balance in a participant's Account in Share Units shall be paid in the number of actual shares of Common Stock equal to the whole number of Share Units in the participant's Account. If annual installments are elected, the whole number of shares of Common Stock in the first payment shall be a fraction of the number of Share Units in the participant's Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of installments elected. The whole number of shares of Common Stock in each subsequent payment shall be a fraction of the Share Units in the participant's Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

            c. Notwithstanding the election of the participant pursuant to paragraph 4(c), in the event of a participant's death or termination of service due to conflict of interest, illness or disability, the balance in the participant's Account (in the case of the Cash Fund including Interest Equivalents in relation to the elapsed portion of the year of death or termination of service) shall be determined as of the date of death or termination of service due to conflict of interest, illness or disability, and such balance shall be paid in a single payment in cash in the case of the Cash Fund or in actual shares of Common Stock in the case of Share Units to the participant or the participant's estate, as the case may be, as soon as reasonably possible thereafter.

            d. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Company common stock outstanding), as a result of a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or an extraordinary corporate transaction, including, without limitation, any merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial liquidation of the Company, the Board of Directors of the Company may make such equitable substitution or adjustments in the aggregate number of Share Units in a participant's Account, in the form or type of property represented by such Share Units and in the number and kind of shares reserved for issuance as the Board deems appropriate. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors of the Company shall be authorized to cause the Company to pay to a Participant the value of such Participant's Account (whether or not represented by Share Units) at such time in the form of a cash payment; provided, however that in the event of a merger of the Company with or into another corporation or upon the sale of all or substantially all of the property of the Company to another corporation or person, the Board of Directors of the Company may elect, in lieu of causing the Company to make a cash payment in respect of any Share Units previously credited to a Participant's Account, to have the successor corporation assume the Company's obligations hereunder and substitute an appropriate number of shares of stock and Share Units of such successor entity.

      8. PARTICIPANT'S RIGHTS UNSECURED. The right of a participant to receive any unpaid portion of the participant's Account, whether the Cash Fund or Share Units, shall be an unsecured claim against the general assets of the Company.

      9. NONASSIGNABILITY. The right of a participant to receive any unpaid portion of the participant's Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

      10. ADMINISTRATION. This Plan shall be administered by the Secretary of the Company, who shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof.

      11. STOCK SUBJECT TO PLAN. The total number of Share Units that may be credited to the Accounts of all eligible Directors, and the total number of shares of Common Stock reserved and available for issuance, under the Plan shall be 100,000.

      12. CONDITIONS UPON ISSUANCE OF COMMON STOCK. Shares of Common Stock shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant hereto shall comply with all


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relevant provisions of law, including, without limitation, the Securities Act of
1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      13. AMENDMENT AND TERMINATION. This Plan may be amended, modified or terminated at any time by the Board of Directors of the Company; provided, however, that no such amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's rights with respect to amounts theretofore accrued to the participant's Account.




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                                                                       EXHIBIT A

                                    ELECTION

TO THE SECRETARY OF USA NETWORKS, INC. (the "Company"):

      Pursuant to paragraph 4 of the USA Networks, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan"), the undersigned hereby elects to defer ____% of all future payments with respect to the annual retainer fee for service on the Board of Directors of the Company in accordance with the terms of the Plan. Of such amount ____% shall be deferred to the Cash Fund and ____% shall be deferred to Share Units.

      Except as otherwise provided by the Plan, the compensation deferred is to be paid to me in the following manner (check and complete one):

      ___ single lump-sum payment in cash or Company common stock, as the case may be, to be paid on the later of January 15 of the year following the year in which my service terminates or six months from the termination of my service; or

      ___ installment payments in ______ (insert number up to five) annual installments, the first annual installment to be paid on the later of January 15 of the year following the year in which my service terminates or six months from the termination of my service, and the subsequent annual installment payments to begin on January 15 of the year following the year in which my first payment was made.

      It is understood that this election must be submitted to the Secretary of the Company

      - by November 1 for continuing directors to begin deferrals for payments otherwise to be received beginning in the next calendar year, or

      -   prior to beginning service on the Board for new directors.

      The undersigned hereby acknowledges that this election is subject to the terms of the Plan.


                                    ------------------------------------
                                    (Signature of Director)

Date:  ___________, 19__            ------------------------------------
                                    (Printed or typed name of Director)

      Received on the ____ day of ________, 19__ on behalf of USA Networks, Inc.



                                  -----------------------------
                                          Secretary



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